UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 22, 2024

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 E. 34th Cir N
Wichita, Kansas	67226
(Address of Principal Executive Offices)	(Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported on the Current Report on Form 8-K filed on November 16, 2023, the stockholders of AgEagle Aerial Systems Inc. (the “Company”) at a special meeting of stockholders held on November 14, 2023 (the “Special Meeting”), granted discretionary authority to the Board of Directors of the Company (the “Board”) to file an amendment to the Company’s Articles of Incorporation, as amended to date (the “Charter”) to authorize a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with a ratio in the range between and including 1-for-10 shares and 1-for-20 shares, for the primary purpose of increasing the per share price of our Common Stock in order to maintain the listing of our Common Stock on the NYSE American.

The Board approved a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Common Stock by unanimous written consent dated January 22, 2024 (the “Written Consent”). The post-split Common Stock will have CUSIP Number 00848K 200.

The Reverse Stock Split is expected to take effect on February 9, 2024, pursuant to which, every twenty (20) shares of the Company’s issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock. The Reverse Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share. Each stockholder and holders of options and warrants otherwise entitled to a fractional share resulting from the Reverse Stock Split will receive such additional fractions of a share to round up to a full share. It will not be necessary for stockholders to exchange their existing stock certificates for new stock certificates in connection with the Reverse Stock Split. Stockholders who hold their shares in brokerage accounts are not required to take any action to exchange their shares. The Reverse Stock Split will have no impact on shareholders’ proportionate equity interests or voting rights in the Company or the par value of the Company’s common stock, which remains unchanged.

As disclosed in the proxy statement for the Special Meeting, and approved at the Special Meeting, the Company plans to amend its Charter (the “Amendment”) to reflect the Reverse Stock Split. The number of authorized shares will remain unchanged. The Amendment has also been approved by the Board by the Written Consent.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Mark DiSiena
	Name:	Mark DiSiena
	Title:	Chief Financial Officer
Dated: January 29, 2024